Webb & Company, P.A.
Certified Public Accountants

April 6, 2006

Tao Minerals, Ltd.
Mr. Gordon Samson
Officina 618, Empresarial Mall Ventura
Cra. 32#1B Sur 51
Medellin, Columbia

This is to confirm that the client-auditor relationship between Tao Minerals, Ltd. (Commission File No. 333-12356) and Webb & Company, P.A. has ceased.

Regards,

Webb & Company, P.A.

Webb & Company, P.A.

cc: Office of the Chief Accountant
SECPS Letter File
Mail stop 9-5
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

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